Exhibit 1.01

Conflict Minerals Report
For the Year Ended December 31, 2015

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

Introduction
Pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”), Sierra Wireless, Inc. (“Sierra Wireless,” the “Company,” “we,” “us” and “our”) conducted a reasonable country of origin inquiry (“RCOI”) on its supply chain and undertook due diligence measures to determine whether the “conflict minerals” contained in and necessary to the functionality or production of its products originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). As used in this report, the term “conflict minerals” includes gold, cassiterite, columbite-tantalite, wolframite and their derivatives tin, tantalum and tungsten (along with gold, “3TG”).
A copy of this Conflict Minerals Report is publicly available on our website at www.sierrawireless.com/company/corporate-social-responsibility/.
Business Overview
Sierra Wireless, founded in 1993, is headquartered in Richmond, British Columbia, Canada and services a global market for its products. The Company is building the Internet of Things (“IoT”) with intelligent wireless solutions that empower organizations to innovate in the connected world. We offer the industry’s most comprehensive portfolio of second generation (“2G”), third generation (“3G”) and fourth generation (“4G”) embedded wireless modules and gateways, seamlessly integrated with our secure cloud and connectivity services. Original equipment manufacturers (“OEM”) and enterprises worldwide trust our innovative solutions to get their connected products and services to market faster. Our devices operate on more than 80 networks globally, and the Company has shipped more than 120 million machine-to-machine (“M2M”) devices worldwide.
In 2015, we completed three business acquisitions to advance our device-to-cloud strategy and a reorganization to drive focus and growth in our key lines of business. As a result we operate under three reportable segments: (i) OEM Solutions; (ii) Enterprise Solutions; and (iii) Cloud and Connectivity Services.

Our OEM Solutions segment includes cellular embedded modules, software and tools for OEM customers to integrate wireless cellular connectivity into products and solutions across a broad range of industries, including automotive, transportation, energy, enterprise networking, sales and payment, mobile computing, security, industrial monitoring, field services, residential, healthcare and others. Within our OEM Solutions segment, our embedded wireless module portfolio spans 2G, 3G, and 4G cellular technologies. This product portfolio also includes cloud-based remote device management capability and support for on-board embedded applications using our open source, Linux-based application framework, called Legato and MangOh, a low cost customizable product development platform to accelerate prototypes and simplify the industrialization of IoT solutions.

Our Enterprise Solutions segment includes a range of intelligent routers and gateways along with management tools and applications that enable cellular connectivity for mobile, industrial and enterprise customers. Our 2G, 3G and 4G LTE intelligent cellular routers and gateways are designed for use where reliability and security are essential, and are used in transportation, public safety, field services, energy, industrial, and enterprise networking applications worldwide. Our routers and gateways can be easily configured for specific customer applications and also support on-board embedded applications using our ALEOS application framework.

The Cloud and Connectivity Services business segment comprises three main areas of operation: (i) our cloud services business, which provides a secure and scalable cloud based platform for deploying and managing IoT applications; (ii) our connectivity services, which includes our Smart SIMs and core network platforms; and (iii) our managed wireless broadband services business. The Cloud and Connectivity services support our fully integrated device-to-cloud strategy and are designed to enable worldwide IoT deployments by our customers.
Supply Chain Overview and RCOI
While we perform certain supply chain related functions in-house, we outsource our manufacturing, including procurement of certain parts, kitting, logistics, assembly, testing and repair. We use several contract manufacturers and logistics partners to provide an end-to-end supply chain solution that covers procurement, manufacturing, repair and logistics services. We also use manufacturing partners to support regional manufacturing requirements and

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certain select products including more complex, lower volume devices. By using the fully integrated supply chain services provided by these manufacturing partners, we expect to optimize product costs, improve alignment with our international customer base and achieve increased operating efficiencies and scalability. Many of our supplier relationships are entered into through our manufacturing partners and therefore, as part of our RCOI procedures, we were able to leverage our manufacturing partners to contact our suppliers in order to obtain conflict minerals data.
After conducting an internal assessment of our hardware products and the components within our products, we determined that the majority of our embedded wireless modules, intelligent gateways and modems contain 3TG. We therefore considered those products as part of our conflict minerals assessment. Although many of our hardware products contain 3TG, we are many steps removed from the mining and processing of the 3TG in the supply chain. We purchase the materials used in our products from a large network of suppliers and thus rely on our suppliers to assist us with our RCOI and due diligence efforts.
Based on the results of our RCOI, we had reason to believe that certain of the 3TG contained in our products may have originated in the Covered Countries and may not have come from recycled or scrap sources. We therefore exercised due diligence to determine the source and chain of custody of those conflict minerals.

Statement of Purpose
Sierra Wireless has determined that we are subject to the Rule because certain products that we manufacture or contract to manufacture contain 3TG. As a result, we have adopted a Conflict Minerals Policy (available on our website at www.sierrawireless.com/company/corporate-social-responsibility/) and implemented a due diligence program to conform, in all material respects, with the internationally recognized Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).
The OECD Guidance outlines a five step due diligence framework:

Step 1:	Establish strong company management systems

Step 2:	Identify and assess risk in the supply chain

Step 3:	Design and implement a strategy to respond to identified risks

Step 4:	Carry out independent third-party audit due diligence practices in the supply chain

Step 5:	Report on supply chain due diligence
This report provides information on the due diligence measures undertaken for 2015.

Determination of Scope

Sierra Wireless does not own manufacturing facilities for its products and as a result contracts external manufacturers to produce its products. In order to determine which products fall within scope for our RCOI and due diligence, the Company conducted a review of its products manufactured during 2015.
Our Global Supply Chain Group then requested that our contract manufacturers provide an updated list of the suppliers of components used in our products which contain 3TG. Upon receipt of this list, our Conflict Minerals Working Group (the "Working Group") engaged in the following activities to determine the appropriate scope of suppliers subject to our due diligence efforts:

1.	Excluded products from recently-acquired companies not yet covered by the Rule.

2.	Analyzed our Bill of Materials (“BOM”) data to extract the list of known suppliers that are engaged in the manufacturing of products containing 3TG.

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3.
Where contract manufacturers were requested to provide a list of suppliers, we compared the list of suppliers submitted by our contract manufacturers against our BOM data to ensure consistent and comprehensive information.

4.	Reviewed the remaining list of suppliers to eliminate products not covered by the Rule (e.g., no 3TG contained in product).

OECD Step 1: Establish Strong Company Management Systems
The Sierra Wireless conflict minerals compliance program is managed by the Working Group, a cross-functional team whose members represent the Company's Operations, Purchasing, Quality Management and Finance functions. The Working Group is assisted in its efforts by third party consultants. The working group is led by a Project Manager who coordinates conflict minerals program activities and reports to senior management and the program’s Steering Committee.

Our conflict minerals compliance program does not operate as a standalone program but rather is integrated into the Company’s existing policies, processes and procedures to ensure effective management, oversight and implementation. Relevant aspects of conflict minerals compliance are also documented in the following:

•	Sierra Wireless Conflict Minerals Policy

•	Master Quality Agreement (2015)
The Master Quality Agreement stipulates the quality standards we expect of our suppliers in the provision of goods to be incorporated into Company products.

•	Global Supply Agreement (2015)
The Global Supply Agreement is a standard form contract that governs the relationship between the Company and its suppliers.

•	Sierra Wireless Conflict Minerals Due Diligence Implementation Handbook

•	Sierra Wireless Corporate Website, www.sierrawireless.com
As recommended in the OECD Guidance, Sierra Wireless supports the Conflict Free Sourcing Initiative (“CFSI”), an industry initiative that audits due diligence activities of smelters and refiners. As part of our due diligence, we rely on data obtained through our membership in the CFSI.

OECD Step 2: Identify and Assess Risk in the Supply Chain
We have designed our conflict minerals compliance program around the data provided in the CFSI's Conflict Minerals Reporting Template (CMRT), a globally recognized, industry wide, 3TG reporting standard for purposes of complying with the Rule. All suppliers subject to our due diligence efforts are requested to submit the most recently available version of the CMRT. Given our position in the 3TG supply chain, we rely on our suppliers to identify smelters and refineries through the CMRT. In order to gather the smelter and refiner information, we engage suppliers either directly or indirectly through our contract manufacturers. In addition, further in-depth validation of the information provided was conducted using a third party consultant (RCS Global) and a software tool (Green Status Pro).
Our risk analysis is based on two main factors: supplier responsiveness and the existence of identified risks (or so-called “red flags”). Suppliers identified with red flags have at least one of the following deficiencies: no conflict minerals policy; have received less than 75% of conflict minerals data or information for each metal from their 3TG suppliers; have provided a smelter list in which less than 90% (less than 100% for Tantalum) of the reported smelters are recognized as "active" smelters by the CFSI, based on the smelter list included in the CMRT template; and/or have provided a smelter list in which less than 75% (less than 100% for Tantalum) of the reported smelters are certified compliant by the CFSI.

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For 2015 we surveyed 238 of our suppliers and received 206 responses. Of those responses, 30 triggered one or more red flags. We followed up with two suppliers and obtained revised/updated CMRTs, thereby resolving the issues. We intend to communicate with suppliers over the course of 2016 in order to improve response rates.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks
Due to our position in the supply chain, our due diligence relies upon information provided by suppliers, as well as data from industry wide initiatives. As such, the Company’s risk management strategy includes the following:

•
Ongoing membership, support and promotion of the CFSI as an industry-wide initiative to ensure 3TG smelters worldwide only source conflict free material. As a member Sierra Wireless remains committed to the CFSI programs. Our CFSI membership helps to promote and fund incorporation of smelters into the CFSI smelter database and also supports the adoption of responsible sourcing procedures by smelters and refiners;

•	Promoting of the use of CFSI compliant smelters with our supplier group through our policy and purchasing requirements;

•	Increased use of contractual terms with conflict minerals requirements in our supplier agreements;

•
Ongoing development activities related to our Working Group and our policies and procedures governing conflict minerals compliance, including consultations with subject matter experts and workshops to provide continuing education to Working Group members;

•	As described above, actions to respond to red flags identified during the annual review of supplier CMRTs and further due diligence efforts through supplier inquiries or audits as required; and

•	Smelter and refiner information reviews during our analysis of CMRT responses and identification of potentially problematic smelters or refiners for action in the forthcoming year.

OECD Step 4: Carry out Independent Third-Party Audit of Due Diligence Practices in the Supply Chain
The OECD Guidance recommends an independent third party audit of smelters and refiners in 3TG supply chains and we support a recognized and industry-wide program of third-party audits through our CFSI membership. Other industry-wide efforts include those of the the London Bullion Market Association (“LBMA”) and the Responsible Jewelry Council (“RJC”).

In 2015 we engaged a third party to conduct audits of two of our suppliers that were assessed as higher risk in order to validate CMRT information and to assess the status of their conflict minerals programs. In both cases the results of the audit was satisfactory.

Pursuant to the Rule, this report is not subject to an independent private sector audit for 2015.

OECD Step 5: Report on Supply Chain Due Diligence
Results of Due Diligence
Based on the Working Group’s analysis of the information provided by our suppliers, we identified 292 smelters that may have been used to process the 3TG in our products. Those smelters are listed in Annex 1 hereto.
Based on information provided by the CFSI, we identified the country of origin of the 3TG for 159 smelters. Of these smelters for which we identified the 3TG country of origin, 23 were determined to have sourced from the Covered Countries and all of them were certified as compliant by the CFSI as part of its Conflict Free Smelter Program. We have been unable to identify the country of origin of the 3TG for the remaining 133 smelters; however, this number includes 63 gold smelters and refiners audited by the LBMA and/or the RJC which are certified as CFSI compliant even though the country of origin data is not supplied.

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Based on the information received from our due diligence efforts from suppliers or other sources, we have been unable to determine the origin of all 3TG in our products. Nevertheless, we are not aware of any instance where 3TG in our supply chain directly or indirectly financed or benefited armed groups in the Covered Countries.
Improvement Measures
For reporting year 2016, We intend to continue improving our due diligence program and risk mitigation efforts through the following:

•	Continued support of the CFSI third party supplier audit process and, as necessary, supplier audits to validate CMRT data and supplier conflict minerals processes;

•	Informing the CFSI of high risk smelters where identified as a result of our due diligence activities;

•	Continued engagement with the Company’s strategic suppliers including informing suppliers of high risk smelters identified during our 2015 risk analysis;

•	Improved data collection processes through the continued use of a third party service provider; and

•	Continued improvement of our communication and understanding of conflict free sourcing criteria.

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Annex 1: Sierra Wireless Smelter List

Metal	Name	Country	CFSI ID
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

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Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	KGHM Polska Miedz Spółka Akcyjna	POLAND	CID002511
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307

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Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Alpha	UNITED STATES	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337

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Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703

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Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Elmet S.L.U.	SPAIN	CID002774
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	An Thai Minerals Co., Ltd.	VIETNAM	CID002825
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	CID002538
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

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